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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)     April 15, 2003


                         Commission File Number: 1-11008


                         CATALINA MARKETING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                Delaware                                       33-0499007
     (State or Other Jurisdiction of                       (I.R.S. Employer
      Incorporation or Organization)                    Identification Number)
  200 Carillon Parkway, St. Petersburg, Florida               33716-2325
    (Address of Principal Executive Offices)                   (Zip Code)



       Registrant's Telephone Number, Including Area Code: (727) 579-5000

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Item 12.   Disclosure of Results of Operations and Financial Condition

The following disclosure is being furnished pursuant to Item 12, Disclosure of Results of Operations and Financial Condition, of Form 8-K. The press release is attached hereto as Exhibit 99.1 and is being furnished, and not filed or incorporated by reference into any other statement or report of the Company, under Item 12 to this Report on Form 8-K.

                                         CATALINA MARKETING CORPORATION PROVIDES
                                        FOURTH QUARTER AND FISCAL YEAR ESTIMATES

                  ST. PETERSBURG, Fla., April 15, 2003 - Catalina Marketing Corporation (NYSE: POS) today provided an estimate of its revenue and earnings for the fourth quarter and the fiscal year ended March 31, 2003. The estimate is based on preliminary fourth quarter results and replaces previous guidance given in the company's press release and Investor Conference on March 7, 2003. The company expects to announce the final results for the fourth quarter and full fiscal year on May 8, 2003.

                  Catalina's consolidated revenue estimate for the quarter ended March 31, 2003 ranges from one percent below to one percent above the fourth quarter of the prior fiscal year. Revised estimates for the full fiscal year ended March 31, 2003 are that consolidated revenue will grow between six and seven percent over the prior fiscal year.

                  The company expects fourth quarter earnings of approximately $0.10 to $0.12 per diluted share, after a fourth quarter non-cash charge of $10.5 million, or $0.20 per diluted share, related to an impairment charge against goodwill and other intangible assets in Catalina Marketing UK. For the year ended March 31, 2003, earnings are estimated to be in the range of $0.79 to $0.81 per diluted share, net of the $10.5 million, or $0.19 per diluted share, fourth quarter non-cash charge described above and the $2.5 million, or $0.05 per diluted share, previously disclosed second quarter non-cash charge to recognize impairment in the carrying value of certain cost-based investments.

                  Prior to the impact of the impairment charge, expected earnings for the fourth quarter are projected to be approximately $0.30 to $0.32

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                  per diluted share compared to $0.40 per diluted share in the fourth quarter of the prior year. Excluding the previously disclosed second quarter and current fourth quarter charges, earnings per share estimates for the year ended March 31, 2003 would have been approximately $1.03 to $1.05 per diluted share, compared to $1.08 per diluted share reported in the prior year.

                  The company had previously provided fourth quarter earnings per diluted share guidance of $0.41 to $0.43. During the fourth quarter Catalina Health Resource continued to see a reduction in promotional spending and, as a result, revenue in that business unit is estimated to have declined approximately 28% to 30% versus the prior year fourth quarter. The shortfall at Catalina Health Resource will reduce earnings by approximately $0.07 per diluted share from the previous guidance. The company also chose to incur fourth quarter operating costs that were higher than anticipated at the time of previous guidance. These operating costs are estimated to have a net negative impact on earnings of approximately $0.04 per diluted share.

                  Daniel D. Granger, Chairman and Chief Executive Officer, commented, "The fourth quarter results were disappointing. While most of our business units performed fairly well and in accordance with our previous guidance, Catalina Health Resource, our targeted newsletter solution for pharmacies, experienced a disappointing fourth quarter with a significant shortfall in revenue. The business continues to be negatively impacted by a challenging environment in which our pharmaceutical clients and retail pharmacies remain cautious in their program participation. Additionally, our Catalina Marketing UK business model no longer supports its asset carrying value and, accordingly, it was appropriate to recognize an expense for the impairment of assets. While we are disappointed in our results in the current quarter, we remain focused and committed to

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                  executing our long-term strategic behavior-based targeted
                  marketing initiatives."

                  In addition to Catalina Marketing UK, the company tested several business units for goodwill and other intangible asset impairment during the fourth quarter. The Japan Out-of-Home billboard business was not impaired based on the analysis as of March 31, 2003. Effective May 2003, the minority shareholders in the Japanese venture have the right to sell their interest in the Japan billboard business back to the company. Management believes it is likely that the minority shareholders will exercise their right to sell, which will result in the company recognizing a substantial non-cash goodwill impairment charge in the range of $20 million to $25 million in the first quarter of fiscal 2004.

..    Conference Call - The Company will host a conference call Tuesday, April
     15, 2003 at 11:00 AM EDT to discuss the company's updated earnings estimate. The dial-in number is (800) 863-4938 and the International dial number is (706) 645-0372. Rebroadcast of the call will be available from 3:00 PM EDT on April 15, 2003 until midnight EDT on Tuesday, April 22, 2003. The replay number is (800) 403-4440 and the International replay number is (706) 645-6523.

Based in St. Petersburg, Florida, Catalina Marketing Corporation (www.catalinamarketing.com) was founded 20 years ago based on the premise that targeting communications based on actual purchase behavior would generate more effective consumer response. Today, Catalina Marketing combines unparalleled insight into consumer behavior with multiple consumer access vehicles, reaching consumers at home, in-store and online. This combination of insight and access provides marketers with the ability to execute behavior-based marketing programs, ensuring that the right consumer receives the right message at exactly the right time. Through its operating divisions, Catalina Marketing offers an array of behavior-based promotional messaging, product sampling, loyalty programs, direct to patient information and market research services. Personally identifiable data that may be collected from the company's targeted marketing programs, as well as its research programs, is never sold or given to any outside party without the express permission of the consumer.

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Certain statements in the preceding paragraphs are forward looking, and actual results may differ materially. Statements not based on historic facts involve risks and uncertainties, including, but not limited to, the changing market for promotional activities, especially as it relates to policies and programs of packaged goods manufacturers for the issuance of certain product coupons, the effect of economic and competitive conditions and seasonal variations, actual promotional activities and programs with the company's customers, the pace of installation of the company's store network, the success of new services and businesses and the pace of their implementation, and the company's ability to maintain favorable client relationships.

     Exhibit 99.1 - Press Release

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant's behalf.



           April 15, 2003            CATALINA MARKETING CORPORATION
                                     ------------------------------
                                     (Registrant)


                                        /s/ Christopher W. Wolf
                                     -------------------------------
                                     Christopher W. Wolf
                                     Senior Vice President and Chief Financial
                                     Officer (Authorized officer of Registrant
                                     and principal financial officer)